Exhibit 99.1

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Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 of 4

CENTERPOINT ENERGY REPORTS THIRD QUARTER 2008 EARNINGS
Results in natural gas gathering and commercial sales businesses produce strong quarter
     Houston, TX — November 5, 2008 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $136 million, or $0.39 per diluted share, for the third quarter of 2008 compared to $91 million, or $0.27 per diluted share, for the same period of 2007.
     “We continue to see the benefits of our balanced electric and natural gas portfolio. Strong results in our field services and competitive natural gas businesses helped offset the loss of revenue from Hurricane Ike,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “With over 90 percent of our customers without power following the storm, the challenges brought on by Hurricane Ike were significant. I’m extremely proud of the extraordinary efforts of our employees and the thousands of workers from 35 other states and Canada who worked to repair our system and restore service to our customers.”
     For the nine months ended September 30, 2008, net income was $360 million, or $1.05 per diluted share, compared to $291 million, or $0.85 per diluted share, for the same period of 2007.
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $202 million for the third quarter of 2008, consisting of $169 million from the regulated electric transmission & distribution utility operations (TDU) and $33 million related to transition bonds. Operating income for the third quarter of 2007 was $196 million, consisting of $155 million from the TDU, $30 million related to transition bonds, and $11 million from the competition transition charge (CTC). In February 2008, the company monetized the remaining allowed true-up balance resulting in the discontinuance of the CTC.
     When Hurricane Ike’s 110 mile-per-hour winds struck our service territory in September, more than 2 million customers lost power, but the TDU was able to restore power to all customers capable of receiving it within 18 days. As a result of this timely restoration effort, the estimated loss of third quarter revenue to the TDU was limited to $17 million. The loss of revenue from Hurricane Ike was more than offset by strong customer growth of over 42,000 metered customers since September 2007, increased usage, and reduced costs associated with normal operating and maintenance activities delayed because of the storm. In addition, taxes other than income taxes declined due to the Texas margin tax being classified as income tax beginning in 2008 and a refund of prior-year state franchise taxes.
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For Immediate Release	Page 2 of 4

     The cost to repair the system and restore service is estimated to be in the range of $650 to $750 million. These costs are being deferred for future recovery through the regulatory process and therefore do not affect third quarter earnings.
     Operating income for the nine months ended September 30, 2008, was $457 million, consisting of $352 million from the TDU, $100 million related to transition bonds, and $5 million from the CTC. Operating income for the same period of 2007 was also $457 million, consisting of $335 million from the TDU, $90 million related to transition bonds, and $32 million from the CTC.
Natural Gas Distribution
     The natural gas distribution segment reported an operating loss of $6 million for the third quarter of 2008 compared to a loss of $8 million for the same period of 2007. Operating income benefited from new rates implemented in late 2007 and continued customer growth of nearly 26,000 metered customers since September 2007. Due to seasonal impacts, the third quarter is typically the weakest quarter for this segment.
     Operating income for the nine months ended September 30, 2008, was $119 million compared to $129 million for the same period of 2007.
Interstate Pipelines
     The interstate pipelines segment reported operating income of $55 million for the third quarter of 2008 compared to $70 million for the same period of 2007. The third quarter of 2008 included a $7 million write-down associated with pipeline assets removed from service, while the third quarter of 2007 included tax refunds of $4 million related to settlements of certain state tax issues and gains of $5 million associated with the sale of the pipeline services business. Excluding these items, higher income from the Carthage to Perryville pipeline and other transportation services was offset by reduced ancillary services and higher operation and maintenance expenses.
     Operating income for the nine months ended September 30, 2008, was $227 million compared to $166 million for the same period of 2007.
Field Services
     The field services segment reported operating income of $44 million for the third quarter of 2008 compared to $26 million for the same period of 2007. Operating income increased primarily from higher throughput, increased ancillary services, and a gain of $7 million associated with system imbalances.
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For Immediate Release	Page 3 of 4

     In addition to operating income, this business had equity income of $4 million in the third quarter of 2008 compared to $2 million in the third quarter of 2007 from its 50 percent interest in a jointly-owned gas processing plant. These amounts are included in Other — net under the Other Income (Expense) caption.
     Operating income for the nine months ended September 30, 2008, was $121 million compared to $75 million for the same period of 2007. Equity income from the jointly-owned gas processing plant was $12 million for the nine months ended September 30, 2008, compared to $6 million for the same period of 2007.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $35 million for the third quarter of 2008 compared to $4 million for the same period of 2007. Approximately $7 million of the increase was due to favorable locational and seasonal price differentials. The third quarter of 2008 included gains of $46 million resulting from mark-to-market accounting for derivatives used to lock in economic margins of certain forward natural gas sales compared to mark-to-market gains of $2 million for the same period of 2007. The third quarter of 2008 also included a $24 million write-down of natural gas inventory to the lower of average cost or market, compared to a $5 million inventory write-down for the same period of 2007.
     Operating income for the nine months ended September 30, 2008, was $36 million compared to $56 million for the same period of 2007. The nine months ended September 30, 2008, included gains of $14 million resulting from mark-to-market accounting compared to charges of $12 million for the same period of 2007. Additionally, the nine months ended September 30, 2008, included $24 million in inventory write-downs compared to $11 million in inventory write-downs for the same period of 2007.
DIVIDEND DECLARATION
     On October 30, 2008, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.1825 per share of common stock payable on December 10, 2008, to shareholders of record as of the close of business on November 14, 2008.
2008 REVISED GUIDANCE
     CenterPoint Energy expects diluted earnings per share for 2008 to be in the range of $1.25 to $1.35. Previously-provided guidance was for earnings to be in the upper half of $1.15 to $1.25 per diluted share. This guidance takes into consideration performance to date as well as various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the impact to earnings of various regulatory proceedings, including recovery of costs associated with Hurricane Ike, but cannot
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For Immediate Release	Page 4 of 4

predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in our competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal.
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2008. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Wednesday, November 5, 2008, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $19 billion. With about 8,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Form 10-Ks for the period ended December 31, 2007, CenterPoint Energy’s and its subsidiaries’ Form 10-Qs for the periods ended March 31, 2008, and June 30, 2008, CenterPoint Energy’s Form 10-Q for the period ended September 30, 2008, and other filings with the SEC.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Revenues:
Electric Transmission & Distribution	$528	$552	$1,399	$1,471
Natural Gas Distribution	458	550	2,601	2,976
Competitive Natural Gas Sales and Services	770	1,269	2,715	3,632
Interstate Pipelines	137	143	348	468
Field Services	44	71	125	191
Other Operations	3	3	8	8
Eliminations	(58)	(73)	(175)	(198)

Total	1,882	2,515	7,021	8,548

Expenses:
Natural gas	991	1,532	4,349	5,675
Operation and maintenance	349	371	1,031	1,078
Depreciation and amortization	170	194	475	540
Taxes other than income taxes	85	81	284	285

Total	1,595	2,178	6,139	7,578

Operating Income	287	337	882	970

Other Income (Expense) :
Loss on Time Warner investment	(58)	(36)	(74)	(73)
Gain on indexed debt securities	56	33	70	66
Interest and other finance charges	(126)	(116)	(368)	(344)
Interest on transition bonds	(30)	(34)	(93)	(102)
Distribution from AOL Time Warner litigation settlement	32	—	32	—
Additional distribution to ZENS holders	(27)	—	(27)	—
Other — net	11	29	23	56

Total	(142)	(124)	(437)	(397)

Income Before Income Taxes	145	213	445	573

Income Tax Expense	(54)	(77)	(154)	(213)

Net Income	$91	$136	$291	$360

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Basic Earnings Per Common Share:
Net Income	$0.29	$0.40	$0.91	$1.08

Diluted Earnings Per Common Share:
Net Income	$0.27	$0.39	$0.85	$1.05

Dividends Declared per Common Share	$0.17	$0.1825	$0.51	$0.5475

Weighted Average Common Shares Outstanding (000):
- Basic	321,192	342,228	320,071	333,652
- Diluted	340,974	344,584	342,222	342,187

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$155	$169	$335	$352
Competition Transition Charge	11	—	32	5

Total Electric Transmission and Distribution Utility	166	169	367	357
Transition Bond Companies	30	33	90	100

Total Electric Transmission & Distribution	196	202	457	457
Natural Gas Distribution	(8)	(6)	129	119
Competitive Natural Gas Sales and Services	4	35	56	36
Interstate Pipelines	70	55	166	227
Field Services	26	44	75	121
Other Operations	(1)	7	(1)	10

Total	$287	$337	$882	$970

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$445	$455	2%	$1,187	$1,220	3%
Transition bond companies	83	97	17%	212	251	18%

Total	528	552	5%	1,399	1,471	5%

Expenses:
Operation and maintenance	163	167	(2%)	467	502	(7%)
Depreciation and amortization	58	71	(22%)	182	208	(14%)
Taxes other than income taxes	58	48	17%	171	153	11%
Transition bond companies	53	64	(21%)	122	151	(24%)

Total	332	350	(5%)	942	1,014	(8%)

Operating Income	$196	$202	3%	$457	$457	—

Operating Income:
Electric transmission and distribution operations	$155	$169	9%	$335	$352	5%
Competition transition charge	11	—	—	32	5	(84%)
Transition bond companies	30	33	10%	90	100	11%

Total Segment Operating Income	$196	$202	3%	$457	$457	—

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	8,381,258	8,445,744	1%	19,060,031	19,623,125	3%
Total	22,725,500	21,594,051	(5%)	58,560,692	58,523,281	—

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	102%	97%	(5%)	99%	104%	5%
Heating degree days	0%	0%	0%	114%	95%	(19%)

Average number of metered customers:
Residential	1,782,281	1,822,351	2%	1,767,431	1,812,821	3%
Total	2,022,448	2,066,538	2%	2,006,344	2,055,723	2%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$458	$550	20%	$2,601	$2,976	14%

Expenses:
Natural gas	267	351	(31%)	1,845	2,196	(19%)
Operation and maintenance	139	139	—	421	436	(4%)
Depreciation and amortization	38	40	(5%)	114	118	(4%)
Taxes other than income taxes	22	26	(18%)	92	107	(16%)

Total	466	556	(19%)	2,472	2,857	(16%)

Operating Income (Loss)	$(8)	$(6)	25%	$129	$119	(8%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	12	13	8%	118	117	(1%)
Commercial and Industrial	42	41	(2%)	168	171	2%

Total Throughput	54	54	—	286	288	1%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	75%	57%	(18%)	98%	106%	8%

Average number of customers:
Residential	2,910,041	2,937,618	1%	2,927,122	2,956,500	1%
Commercial and Industrial	246,021	245,514	—	246,382	248,759	1%

Total	3,156,062	3,183,132	1%	3,173,504	3,205,259	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$770	$1,269	65%	$2,715	$3,632	34%

Expenses:
Natural gas	756	1,225	(62%)	2,631	3,567	(36%)
Operation and maintenance	7	8	(14%)	23	26	(13%)
Depreciation and amortization	3	1	67%	4	2	50%
Taxes other than income taxes	—	—	—	1	1	—

Total	766	1,234	(61%)	2,659	3,596	(35%)

Operating Income	$4	$35	775%	$56	$36	(36%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	119	125	5%	393	392	—

Average number of customers	6,976	9,245	33%	7,014	8,974	28%

	Interstate Pipelines
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$137	$143	4%	$348	$468	34%

Expenses:
Natural gas	27	24	11%	55	97	(76%)
Operation and maintenance	29	47	(62%)	85	93	(9%)
Depreciation and amortization	11	11	—	32	34	(6%)
Taxes other than income taxes	—	6	—	10	17	(70%)

Total	67	88	(31%)	182	241	(32%)

Operating Income	$70	$55	(21%)	$166	$227	37%

Pipelines Operating Data:
Throughput data in BCF
Transportation	312	360	15%	880	1,145	30%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$44	$71	61%	$125	$191	53%

Expenses:
Natural gas	(2)	5	(350%)	(9)	11	(222%)
Operation and maintenance	17	19	(12%)	49	48	2%
Depreciation and amortization	2	3	(50%)	8	9	(13%)
Taxes other than income taxes	1	—	—	2	2	—

Total	18	27	(50%)	50	70	(40%)

Operating Income	$26	$44	69%	$75	$121	61%

Field Services Operating Data:
Throughput data in BCF
Gathering	104	109	5%	297	311	5%

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2007	2008	Fav/(Unfav)	2007	2008	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$8	$8	—
Expenses	4	(4)	200%	9	(2)	122%

Operating Income (Loss)	$(1)	$7	800%	$(1)	$10	1,100%

	Capital Expenditures by Segment
	(Millions of Dollars)
	(Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Capital Expenditures by Segment
Electric Transmission & Distribution	$83	$80	$304	$256
Hurricane Ike	—	141	—	141

Total Electric Transmission & Distribution	83	221	304	397
Natural Gas Distribution	58	57	135	151
Competitive Natural Gas Sales and Services	1	1	5	3
Interstate Pipelines	39	60	253	130
Field Services	15	31	55	77
Other Operations	5	5	22	18

Total	$201	$375	$774	$776

	Interest Expense Detail
	(Millions of Dollars)
	(Unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
Interest Expense Detail
Amortization of Deferred Financing Cost	$11	$6	$42	$18
Capitalization of Interest Cost	(3)	(3)	(18)	(10)
Transition Bond Interest Expense	30	34	93	102
Other Interest Expense	118	113	344	336

Total Interest Expense	$156	$150	$461	$446

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	September 30,
	2007	2008
ASSETS
Current Assets:
Cash and cash equivalents	$129	$84
Other current assets	2,659	2,753

Total current assets	2,788	2,837

Property, Plant and Equipment, net	9,740	10,149

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	2,993	3,219
Other non-current assets	655	1,131

Total other assets	5,344	6,046

Total Assets	$17,872	$19,032

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$232	$150
Current portion of transition bond long-term debt	159	208
Current portion of other long-term debt	1,156	123
Other current liabilities	2,244	2,391

Total current liabilities	3,791	2,872

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,266	2,713
Regulatory liabilities	828	808
Other non-current liabilities	813	783

Total other liabilities	3,907	4,304

Long-term Debt:
Transition bond	2,101	2,381
Other	6,263	7,416

Total long-term debt	8,364	9,797

Shareholders’ Equity	1,810	2,059

Total Liabilities and Shareholders’ Equity	$17,872	$19,032

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2007	2008
Cash Flows from Operating Activities:
Net income	$291	$360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	519	560
Deferred income taxes	23	471
Changes in net regulatory assets	57	(48)
Changes in other assets and liabilities	(410)	(584)
Other, net	12	(35)

Net Cash Provided by Operating Activities	492	724

Net Cash Used in Investing Activities	(933)	(991)

Net Cash Provided by Financing Activities	368	222

Net Decrease in Cash and Cash Equivalents	(73)	(45)

Cash and Cash Equivalents at Beginning of Period	127	129

Cash and Cash Equivalents at End of Period	$54	$84

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.